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EXHIBIT 10.38

                           LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is entered into as of December 19, 2001, by and between Inktomi Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated February 16, 2001, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Letter of Credit Line in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) and a Committed Equipment Line in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

      A.    Modification(s) to Loan Agreement.

            1. The following defined terms under Section 1.1 entitled "Definitions" are amended and/or added to read as follows:

                  "Cash Management Services" are defined in Section 2.1.4.

                  "Committed Revolving Line' is an Advance of up to $12,500,000.

                  "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.3.

                  "Revolving Maturity Date" is December 19, 2002.

            2. Any and all references to "Committed Letter of Credit Line", "Letter of Credit Facility", "Letter of Credit Maturity Date" are hereby deleted in their entirety.

            3. Section 2.1.1 is hereby deleted in its entirety and replaced with the following:

                  2.1.1  Revolving Advances.

                        (a) Bank will make Advances not exceeding the Committed
                  Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (ii) the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.


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                        (b) To obtain an Advance, Borrower must notify Bank by
                  facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

                        (c) The Committed Revolving Line terminates on the
                  Revolving Maturity Date, when all Advances are immediately payable.

                        (d) Bank's obligation to lend the undisbursed portion of
                  the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

            4.    The following Sections are hereby incorporated:

                  2.1.3 Letters of Credit Sublimit.

                        Bank will issue or have issued Letters of Credit for
                  Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances minus the Cash Management Services Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $12,500,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  2.1.4  Cash Management Services Sublimit.

                        Borrower may use up to $12,500,000 for Bank's Cash
                  Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

            5. Section 2.2 entitled "Overadvances" is hereby amended in its entirety to read as follows:

                        If Borrower's Obligations under Section 2.1.1, 2.1.3 and
                  2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess. At no such time shall Borrower's Obligations under Section 2.1.3 and 2.1.4 exceed the Committed Revolving Line.
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            6.    Section 6.3 entitled "Financial Statements, Reports,
                  Certificates" is amended in its entirety to read as follows:

                  (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated cash balance statement covering Borrower's consolidated bank and brokerage statement during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 10 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) if the information is not available through public records, a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $1,000,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

                  (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly cash balance statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                  (c) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted at such times as an Event of Default has occurred and is continuing.

            7. The first sentence of the Section 6.8 entitled "Minimum Cash Balance" is hereby amended to read as follows:

                  Borrower shall maintain, on a monthly basis, a balance of unrestricted cash, unrestricted short term cash equivalents and unrestricted short term investments as defined by GAAP in an amount of not less than the sum of (a) 3.5 (three and one half) times the Commitment Revolving Line, plus (b) any Additional Required Cash Balance.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank, no later than January 15, 2002, a fee in the amount of Eighty Seven Thousand Five Hundred and 00/100 Dollars ($87,500.00) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified
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pursuant to this Loan Modification Agreement, the terms of the Existing Loan
Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

      This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                        BANK:

INKTOMI CORPORATION                              SILICON VALLEY BANK

By:/s/ Jerry Kennelly                            By:/s/ Heather Hamilton
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Name:                                            Name:
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Title:                                           Title:
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